UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2025

IMUNON, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2025, Imunon, Inc. (“the Company”) received a letter (the “Notice”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it is no longer in compliance with the minimum stockholders’ equity requirement (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(1). Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000 or meet the alternative compliance standards relating to the market value of listed securities or net income from continuing operations, which the Company does not currently meet.

Nasdaq’s notice has no immediate effect on the listing of the Company’s common stock on The Nasdaq Capital Market, which continues to trade under the symbol “IMNN”.

Pursuant to the Notice and the Listing Rules of Nasdaq, Nasdaq has provided the Company with 45 calendar days, or until July 3, 2025, to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. If the Company’s plan to regain compliance is accepted, the Staff can grant an extension of up to 180 calendar days from the date of the Notice to evidence compliance. If the Company’s plan to regain compliance is not accepted, or if it is accepted and the Company does not regain compliance in the timeframe required by Nasdaq, the Staff could provide notice that the Company’s shares of common stock are subject to delisting. In such an event, the Company would have the right to request a hearing before a Nasdaq Hearings Panel.

The Company is currently evaluating options to regain compliance and intends to timely submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. Although the Company intends to use all reasonable efforts to achieve compliance with the Minimum Stockholders’ Equity Requirement, there can be no assurance that the Company will be able to regain compliance with the Minimum Stockholders’ Equity Requirement or that the Company will otherwise be in compliance with other applicable Nasdaq listing criteria.

This Current Report on Form 8-K is filed to satisfy the obligation under Nasdaq Listing Rule 5810(b) and Item 3.01(a) of Form 8-K that the Company publicly disclose the receipt of the deficiency notice within four (4) business days after the date of the deficiency letter.

The Notice is unrelated to the Company’s previously disclosed deficiency relating to Nasdaq’s minimum bid price requirement, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 27, 2024.

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will meet the bid price requirement or the Minimum Stockholders’ Equity Requirement during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON, INC.

Dated: May 20, 2025	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary